UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

SUMMIT EXPLORATION INC.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On December 5, 2007 the Company issued a press release announcing that effective December 3rd, 2007 the Company has changed its name to Sentry Petroleum Ltd.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated December 5, 2007: Summit Exploration Inc. Announces Name Change to Sentry Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT EXPLORATION INC.

Signature	Title	Date

ALAN HART Alan Hart	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	December 5, 2007